STRATEX OIL & GAS AND RICHFIELD OIL & GAS ENTER INTO AGREEMENT AND PLAN OF MERGER

HOUSTON, TX and SALT LAKE CITY, UT - May 7, 2014 - Stratex Oil & Gas Holdings, Inc. (OTCBB: STTX) (“Stratex”) and Richfield Oil & Gas Company (OTCQX: ROIL) (“Richfield”) announced today that the two companies, together with Richfield Acquisition Corp. (“RAC”), a wholly-owned subsidiary of Stratex, have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, RAC will merge with and into Richfield (the “Merger”), with Richfield becoming a wholly-owned subsidiary of Stratex.

Upon the consummation of the Merger, based on the number of shares of Richfield common stock outstanding on May 6, 2014, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters’ rights) would be converted into 1.009 shares of Stratex common stock. However, the number of shares of Stratex common stock that may actually be issued with respect to a share of Richfield common stock is subject to decrease based on the formula set forth in the Merger Agreement in the event additional shares of Richfield common stock are issued prior to the consummation of the Merger. Richfield’s stockholders will receive cash in lieu of fractional shares of Stratex.  Stratex will file an S-4 registration statement with the Securities and Exchange Commission (“SEC”) to register all shares of common stock issuable to the Richfield shareholders upon consummation of the Merger.  The Merger is subject to the approval of Richfield’s shareholders.

Concurrently with the entry into the Merger Agreement, Stratex, Richfield, and certain of Richfield’s subsidiaries entered into a Note and Security Agreement (the “Loan Agreement”) providing for pre-merger advances of up to $3,000,000 by Stratex to Richfield and its subsidiaries. Up to $2,000,000 of this amount will be dedicated specifically to fast forwarding the pre-merger development of Richfield’s high quality and scalable Kansas properties, under a mutually agreeable work program.  The remaining $1,000,000 ($500,000 of which was advanced upon the entry into the Merger Agreement) will be used by Richfield for general corporate purposes approved by Stratex.  The obligations of Richfield and its subsidiaries under the Loan Agreement are secured by security interests and mortgages in all of Richfield's assets. Upon entering into the Merger Agreement, Stratex also purchased from Richfield an undivided 3% of the 8/8ths working interest in the Liberty # 1 well located in Juab County, Utah, along with certain leases covering approximately 447 mineral acres for cash consideration of $500,000.  By virtue of this purchase, Stratex was also granted a right of first refusal to acquire an undivided 3% of 8/8ths of Richfield’s working interest in certain deep rights pertaining to the Utah Overthrust Project near Fountain Green, Utah.

In order to facilitate the consummation of the proposed Merger, the Board of Directors of Stratex and Richfield determined that it is in the best interests of both companies that Alan D. Gaines resign as Chairman of the Board of Directors of Richfield, and immediately commence serving as Chairman of the Board of Directors of Stratex.  Mr. Gaines entered into a five year employment agreement with Stratex to serve in such capacity.  Stephen Funk, Stratex’ present Chief Executive Officer will continue to serve in that capacity post-merger. Douglas C. Hewitt, Sr., Richfield’s present Chief Executive Officer, will continue to serve in that capacity and as Interim Chairman of the Board of Directors of Richfield to facilitate the Merger.  Following the Merger, it is anticipated that Mr. Hewitt will become a consultant to Stratex with responsibility to oversee the Company’s operations in Utah.

Managements of both Stratex and Richfield feel strongly that the combination of Richfield’s properties and Stratex’ current cash on hand and access to additional capital will create an outstanding opportunity to fully exploit and develop Richfield’s significant, primarily oil producing asset base.

Richfield’s Kansas properties are located within the prolific Central Kansas Uplift (“CKU”), an area noted for long life oilfields, excellent historical well control, relatively shallow target payzones, and superior wellbore economics. Richfield boasts a significant inventory of 95 low risk, low cost and high rate of return drilling, behind pipe, salt water disposal, offset and/or rework/recompletions in the Arbuckle formation (57 new drilling, 38 recompletions), as well as unbooked horizontal Mississipian locations. The Arbuckle, a vast water drive reservoir system, has produced more than 2.4 billion barrels of oil since the late 1920s. As leasehold ownership in this area has long been fragmented, excellent potential exists for bolt-on acquisitions and drilling opportunities.  Therefore, Richfield’s CKU mid-continent area, along with Stratex’ south Texas properties will become the core operating regions for the post-merger company.

Perhaps the crown jewel of Richfield’s asset base is the world class upside represented by Richfield’s ownership of extensive Central Utah Overthrust acreage (totaling 33,270 gross, 12,530 net acres). Managements of both Stratex and Richfield believe there is the potential for the discovery of very significant reserves, associated with unbooked resource potential in the Navajo Sandstone, Mancos Shale, and deeper Mississipian formations (170 prospective drilling locations). Richfield owns an 89.5% working interest (“WI”) in its HUOP Freedom Trend Prospect and a 56.6% WI in the Liberty Prospect. The HUOP Freedom Trend Prospect is on trend with two significant discoveries made by Occidental Petroleum Corp. and Wolverine Gas & Oil, announced in 2003 and 2008.  In addition, Richfield owns a 3% WI in a 20,000 acre Area of Mutual Interest (“AMI”) through its Independence Project, a high thermal maturity and organically rich Mancos Shale play (31 drilling locations), which Managements of both companies believe could shortly become a highly sought after shale play in the continental United States.

Richfield’s year-end 2013 independent engineering report reported SEC PV10 for proved reserves totaling $28.9 million, of which $3.0 million (10.2%) was represented by proved developed producing reserves. Inclusion of probable (“2P”) reserves increases SEC PV10 to $109.0 million. Proved reserves total 1.43 million barrels of oil equivalent, with oil representing 87% of the total. Inclusion of probables increases reserves to 4.0 million barrels of oil equivalent (70% oil). No reserves or value were attributed to Richfield’s Utah potential, which Managements of both companies believe could be quite considerable.

About Stratex Oil & Gas Holdings, Inc.

Stratex Oil & Gas Holdings, Inc. is an independent energy company focused on the acquisition and subsequent organic exploitation and development of primarily operated crude oil properties in Texas, within the prolific Eagle Ford Shale play, as well as non-operated working interests in North Dakota, Montana and Kansas. Stratex is fully committed to the creation of long term value for all of its stakeholders. For more information visit: http://www.stratexoil.com

About Richfield Oil & Gas Company

Richfield is an independent exploration and production company headquartered in Salt Lake City, Utah with substantially all of its current producing assets located in Kansas, with potential high impact leases in Utah, and Wyoming. Founded in April 2011, Richfield is dedicated to exploiting its asset base and to growing organically through the exploitation and development of its existing field inventory by the use of drilling, workover, recompletion and other lower-risk development projects, in order to increase proved reserves and production.  Please visit www.richfieldoilandgas.com for additional information.

Investor Contacts

Stratex:

WSR Communications, Inc.
Phone: (772) 219-7525
IR@WSRCommunications.com

Richfield:

Investor Relations:
RedChip Companies, Inc.
Mike Bowdoin, Vice President of Sales
mike@redchip.com
(800) 733-2447, ext. 110

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction between Stratex and Richfield, Stratex and Richfield will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Stratex registration statement on Form S-4 that will include a proxy statement of Richfield that also constitutes a prospectus of Stratex, and a definitive joint proxy statement/prospectus will be mailed to shareholders of Richfield.  INVESTORS AND SECURITY HOLDERS OF STRATEX AND RICHFIELD ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Stratex or Richfield through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Stratex will be available free of charge on Stratex’ website at www.stratexoil.com.  Copies of the documents filed with the SEC by Richfield will be available free of charge on Richfield’s website at www.richfieldoilandgas.com.

Stratex, Richfield, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Stratex is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 31, 2014, its Current Reports on Form 8-K filed with the SEC on May 7, 2014 and April 16, 2014.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  Information about the directors and executive officers of Richfiled is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on April 14, 2014 and its Current Reports on Form 8-K filed with the SEC on May 7, 2014.  These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between Stratex and Richfield, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products, and any other statements regarding Stratex’ and Richfield’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; Stratex’ ability to achieve the synergies and value creation contemplated by the proposed transaction; Stratex’ ability to promptly, efficiently and effectively integrate Richfield’s operations into those of Stratex; and the diversion of management time on transaction-related issues.  Additional information concerning these and other factors can be found in Stratex’ and Richfield’s respective filings with the SEC, including their most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Stratex and Richfield assume no obligation to update any forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.